UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2015

PARK ELECTROCHEMICAL CORP.
(Exact Name of Registrant as Specified in Charter)

New York	1-4415	11-1734643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 South Service Road, Melville,	New York	11747
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (631) 465-3600

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

(a) and (b). At the Annual Meeting of Shareholders of the Company held on July 21, 2015:

The persons elected as directors of the Company and the voting for such persons were as follows:

Name	Votes For	Votes Against	Broker Non-Votes

Dale Blanchfield	16,307,823	2,324,149	866,589
Emily J. Groehl	18,326,079	305,893	866,589
Brian E. Shore	18,090,261	541,711	866,589
Carl W. Smith	18,327,926	304,046	866,589
Steven T. Warshaw	16,310,046	2,321,926	866,589

The proposal to approve an advisory (non-binding) resolution relating to 2015 fiscal year compensation of the named executive officers was approved by the Shareholders. There were 18,294,792 votes for such approval, 304,353 votes against, 32,828 abstentions and 866,589 broker non-votes.

The appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2016 was ratified by the Shareholders. There were 19,345,448 votes for such ratification, 141,463 votes against, 11,650 abstentions and zero broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK ELECTROCHEMICAL CORP.

Date: July 27, 2015	By:	/s/ Stephen E. Gilhuley
	Name:	Stephen E. Gilhuley
	Title:	Executive Vice President –
Administration and Secretary